Exhibit 99.1

AMEDISYS REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

UPDATES 2021 GUIDANCE

BATON ROUGE, Louisiana (April 28, 2021) — Amedisys, Inc. (NASDAQ: AMED) today reported its financial results for the three-month period ended March 31, 2021.

Three-Month Periods Ended March 31, 2021 and 2020

•	Net service revenue increased $45.4 million to $537.1 million compared to $491.7 million in 2020.

•	Net income attributable to Amedisys, Inc. of $49.9 million compared to $31.8 million in 2020.

•	Net income attributable to Amedisys, Inc. per diluted share of $1.50 compared to $0.96 in 2020.

Adjusted Quarterly Results*

•	Adjusted EBITDA of $78.6 million compared to $53.3 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. of $51.1 million compared to $34.8 million in 2020.

•	Adjusted net income attributable to Amedisys, Inc. per diluted share of $1.54 compared to $1.05 in 2020.

*	See pages 11 and 12 for the definition and reconciliations of non-GAAP financial measures to GAAP measures.

Paul B. Kusserow, Chairman and Chief Executive Officer stated, “I am proud of our first quarter results and our continued performance in our four strategic pillars. Home Health has carried its strong momentum exiting 2020 into the first quarter of 2021, and though Hospice continues to see the impact of COVID-19 on average daily census, we are performing ahead of our projections and expect to continue to make good progress throughout 2021. We are also innovating close-to-the-core, growing inorganically, generating a prodigious amount of cash flow and remain in a position of very low leverage. We are excited about the growth opportunity both organically and inorganically this year and beyond and expect to be at the forefront of industry consolidation. Our industry leading quality, innovations mindset and payor orientation have materially differentiated Amedisys and have helped us take incremental steps towards being the leading aging-in-place, chronic care management company. A special thank you to all of our clinical staff and teams whose unwavering dedication to providing best-in-class clinical care has once again translated into strong financial results.”

Updated 2021 Guidance

Revenue, adjusted EBITDA and adjusted diluted earnings per share guidance ranges for 2021 updated to reflect the extension of the suspension of sequestration through December 31, 2021.

•	Net service revenue is anticipated to be in the range of $2.302 billion to $2.342 billion.

•	Adjusted EBITDA is anticipated to be in the range of $342 million to $352 million.

•	Adjusted diluted earnings per share is anticipated to be in the range of $6.85 to $7.07 based on an estimated 33.4 million shares outstanding.

This guidance excludes the effects of any future acquisitions, if any are made.

We urge caution in considering the current trends and 2021 guidance disclosed in this press release. The home health, hospice and personal care industries are highly competitive and subject to intensive regulations, and trends are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com.

Earnings Call and Webcast Information

Amedisys will host a conference call on Thursday, April 29, 2021, at 11:00 a.m. ET to discuss its first quarter results. To participate on the conference call, please call before 11:00 a.m. ET to either (877) 524-8416 (Toll-Free) or (412) 902-1028 (Toll). A replay of the conference call will be available through May 29, 2021 by dialing (877) 660-6853 (Toll-Free) or (201) 612-7415 (Toll) and entering conference ID #13718528.

A live webcast of the call will be accessible through our website on our Investor Relations section at the following web address: http://investors.amedisys.com.

Non-GAAP Financial Measures

This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items; (2) adjusted other operating income, defined as other operating income excluding certain items; (3) adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. excluding certain items; and (4) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share excluding certain items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.

Additional Information

Amedisys, Inc. (the “Company”) is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering our patients to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 21,000 employees in 514 care centers within 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.

We use our website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to consistently provide high-quality care, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protests or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Contact:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Nick Muscato	Kendra Kimmons
	Senior Vice President, Finance	Vice President, Marketing & Communications
	(855) 259-2046	(225) 299-3720
	IR@amedisys.com	kendra.kimmons@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2021	2020
Net service revenue	$537,144	$491,685
Other operating income	8,701	—
Cost of service, excluding depreciation and amortization	297,203	285,737
General and administrative expenses:
Salaries and benefits	115,825	101,566
Non-cash compensation	7,307	5,909
Other	49,106	49,265
Depreciation and amortization	7,555	5,338

Operating expenses	476,996	447,815

Operating income	68,849	43,870
Other income (expense):
Interest income	24	13
Interest expense	(2,072)	(3,231)
Equity in earnings from equity method investments	1,118	477
Miscellaneous, net	288	263

Total other expense, net	(642)	(2,478)

Income before income taxes	68,207	41,392
Income tax expense	(17,915)	(9,346)

Net income	50,292	32,046
Net income attributable to noncontrolling interests	(422)	(244)

Net income attributable to Amedisys, Inc.	$49,870	$31,802

Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$1.52	$0.98
Weighted average shares outstanding	32,780	32,331
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$1.50	$0.96
Weighted average shares outstanding	33,190	33,234

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	March 31, 2021 (unaudited)	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$77,344	$81,808
Restricted cash	1,000	1,549
Patient accounts receivable	275,632	255,145
Prepaid expenses	15,449	10,217
Other current assets	11,025	13,265

Total current assets	380,450	361,984
Property and equipment, net of accumulated depreciation of $97,698 and $95,024	21,679	23,719
Operating lease right of use assets	94,620	93,440
Goodwill	933,207	932,685
Intangible assets, net of accumulated amortization of $12,738 and $22,973	69,764	74,183
Deferred income taxes	40,576	47,987
Other assets	32,913	33,200

Total assets	$1,573,209	$1,567,198

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$38,865	$42,674
Payroll and employee benefits	150,887	146,929
Accrued expenses	170,954	166,192
Provider relief fund advance	55,000	60,000
Current portion of long-term obligations	10,329	10,496
Current portion of operating lease liabilities	30,047	30,046

Total current liabilities	456,082	456,337
Long-term obligations, less current portion	231,380	204,511
Operating lease liabilities, less current portion	63,359	61,987
Other long-term obligations	32,814	33,622

Total liabilities	783,635	756,457

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 37,538,837 and 37,470,212 shares issued; and 32,567,712 and 32,814,278 shares outstanding	38	38
Additional paid-in capital	707,006	698,287
Treasury stock, at cost 4,971,125 and 4,655,934 shares of common stock	(398,752)	(319,092)
Retained earnings	479,861	429,991

Total Amedisys, Inc. stockholders’ equity	788,153	809,224
Noncontrolling interests	1,421	1,517

Total equity	789,574	810,741

Total liabilities and equity	$1,573,209	$1,567,198

AMEDISYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND DAYS REVENUE OUTSTANDING

(Amounts in thousands, except statistical information)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$50,292	$32,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,555	5,338
Non-cash compensation	7,307	5,909
Amortization and impairment of operating lease right of use assets	9,850	9,058
Loss on disposal of property and equipment	14	55
Write-off of other comprehensive income	—	(15)
Deferred income taxes	7,411	1,228
Equity in earnings from equity method investments	(1,118)	(477)
Amortization of deferred debt issuance costs/debt discount	216	220
Return on equity investment	1,500	2,369
Changes in operating assets and liabilities, net of impact of acquisitions:
Patient accounts receivable	(20,448)	(25,459)
Other current assets	(2,874)	(5,756)
Other assets	(115)	417
Accounts payable	(3,374)	(2,673)
Accrued expenses	8,370	(10,336)
Other long-term obligations	(808)	3,060
Operating lease liabilities	(9,014)	(8,132)
Operating lease right of use assets	(762)	(817)

Net cash provided by operating activities	54,002	6,035

Cash Flows from Investing Activities:
Proceeds from sale of deferred compensation plan assets	19	16
Proceeds from the sale of property and equipment	42	12
Purchases of property and equipment	(1,618)	(1,434)
Acquisitions of businesses, net of cash acquired	—	(69,349)

Net cash used in investing activities	(1,557)	(70,755)

Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	364	1,184
Proceeds from issuance of stock to employee stock purchase plan	1,048	860
Shares withheld to pay taxes on non-cash compensation	(6,774)	(4,050)
Noncontrolling interest distribution	(518)	(360)
Proceeds from borrowings under revolving line of credit	215,200	187,500
Repayments of borrowings under revolving line of credit	(186,200)	(37,500)
Principal payments of long-term obligations	(2,692)	(1,592)
Purchase of company stock	(72,886)	—
Provider relief fund advance	(5,000)	—

Net cash (used in) provided by financing activities	(57,458)	146,042
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,013)	81,322
Cash, cash equivalents and restricted cash at beginning of period	83,357	96,490

Cash, cash equivalents and restricted cash at end of period	$78,344	$177,812

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,011	$1,755

Cash paid for income taxes, net of refunds received	$971	$5,272

Cash paid for operating lease liabilities	$9,776	$8,949

Cash paid for finance lease liabilities	$503	$499

Supplemental Disclosures of Non-Cash Activity:
Right of use assets obtained in exchange for operating lease liabilities	$10,548	$6,437

Right of use assets obtained in exchange for finance lease liabilities	$177	$254

Reductions to right of use assets resulting from reductions to operating lease liabilities	$279	$159

Days revenue outstanding (1)	43.9	46.6

(1)

Our calculation of days revenue outstanding, net is derived by dividing our ending patient accounts receivable at March 31, 2021 and 2020 by our average daily net patient service revenue for the three-month periods ended March 31, 2021 and 2020, respectively.

AMEDISYS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions, except statistical information)

(Unaudited)

Segment Information - Home Health

	For the Three-Month Periods Ended March 31,
	2021	2020
Financial Information (in millions):
Medicare	$221.4	$203.9
Non-Medicare	107.2	99.7

Net service revenue	328.6	303.6
Other operating income	5.0	—
Cost of service	183.0	179.8

Gross margin	150.6	123.8
Other operating expenses	81.1	76.7

Operating income	$69.5	$47.1

Same Store Growth (1):
Medicare revenue	9%	(4%)
Non-Medicare revenue	8%	3%
Total admissions	5%	3%
Total volume (2)	6%	1%
Key Statistical Data—Total (3):
Admissions	89,830	85,975
Recertifications (6)	43,808	39,867

Total volume (6)	133,638	125,842

Medicare completed episodes	75,332	75,636
Average Medicare revenue per completed episode (4)	$2,931	$2,734
Medicare visits per completed episode (5)	13.9	15.8

Visiting Clinician Cost per Visit	$90.32	$84.01
Clinical Manager Cost per Visit	$9.50	$8.97

Total Cost per Visit	$99.82	$92.98
Visits	1,832,912	1,933,445

(1)

Same store information represents the percent change in our Medicare, Non-Medicare and Total revenue, admissions or volume for the period as a percent of the Medicare, Non-Medicare and Total revenue, admissions or volume of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total volume includes all admissions and recertifications.

(3)	Total includes acquisitions, start-ups and denovos.

(4)

Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care. Average Medicare revenue per completed episode reflects the transition to PDGM effective January 1, 2020 and the suspension of sequestration effective May 1, 2020.

(5)	Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.

(6)	Prior year amounts have been recast to conform to the current calculation.

Segment Information - Hospice

	For the Three-Month Periods Ended March 31,
	2021	2020
Financial Information (in millions):
Medicare	$181.5	$160.5
Non-Medicare	10.0	8.9

Net service revenue	191.5	169.4
Other operating income	3.7	—
Cost of service	101.6	91.8

Gross margin	93.6	77.6
Other operating expenses	47.1	39.3

Operating income	$46.5	$38.3

Same Store Growth (1):
Medicare revenue	(2%)	5%
Hospice admissions	5%	1%
Average daily census	(4%)	4%
Key Statistical Data - Total (2):
Hospice admissions	13,683	11,318
Average daily census	13,321	12,046
Revenue per day, net	$159.76	$154.55
Cost of service per day	$84.80	$83.78
Average discharge length of stay	94	98

(1)

Same store information represents the percent change in our Medicare revenue, Hospice admissions or average daily census for the period as a percent of the Medicare revenue, Hospice admissions or average daily census of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.

(2)	Total includes acquisitions, start-ups and denovos.

Segment Information - Personal Care

	For the Three-Month Periods Ended March 31,
	2021	2020
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	17.0	18.7

Net service revenue	17.0	18.7
Other operating income	—	—
Cost of service	12.6	14.1

Gross margin	4.4	4.6
Other operating expenses	3.1	3.4

Operating income	$1.3	$1.2

Key Statistical Data - Total (1):
Billable hours	607,437	752,077
Clients served	9,759	11,770
Shifts	257,609	333,464
Revenue per hour	$27.95	$24.87
Revenue per shift	$65.92	$56.09
Hours per shift	2.4	2.3

(1)	Total includes acquisitions, start-ups and denovos.

Segment Information - Corporate

	For the Three-Month Periods Ended March 31,
	2021	2020
Financial Information (in millions):
Other operating expenses	$42.6	$39.0
Depreciation and amortization	5.9	3.7

Total operating expenses	$48.5	$42.7

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) Reconciliation:

	For the Three-Month Periods Ended March 31,
	2021	2020
Net income attributable to Amedisys, Inc.	$49,870	$31,802
Add:
Income tax expense	17,915	9,346
Interest expense, net	2,048	3,218
Depreciation and amortization	7,555	5,338
Certain items (1)	1,712	4,036
Interest component of certain items (1)	(517)	(446)

Adjusted EBITDA (2) (6)	$78,583	$53,294

Adjusted Other Operating Income Reconciliation:

	For the Three-Month Periods Ended March 31,
	2021	2020
Other operating income	$8,701	$—
Add:
Certain items (1)	(8,701)	—

Adjusted other operating income (3) (6)	$—	$—

Adjusted Net Income Attributable to Amedisys, Inc Reconciliation:

	For the Three-Month Periods Ended March 31,
	2021	2020
Net income attributable to Amedisys, Inc.	$49,870	$31,802
Add:
Certain items (1)	1,267	2,987

Adjusted net income attributable to Amedisys, Inc. (4) (6)	$51,137	$34,789

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share Reconciliation:

	For the Three-Month Periods Ended March 31,
	2021	2020
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$1.50	$0.96
Add:
Certain items (1)	0.04	0.09

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share (5) (6)	$1.54	$1.05

(1)	The following details the certain items for the three-month periods ended March 31, 2021 and 2020:

Certain Items:

	For the Three-Month Periods Ended March 31,
	2021	2020
	(Income) Expense	(Income) Expense
Certain Items Impacting Other Operating Income:
CARES Act & State COVID-19 grants	$(8,701)	$—
Certain Items Impacting Cost of Service:
COVID-19 costs	8,480	1,017
Certain Items Impacting Operating Expenses:
Acquisition and integration costs	1,199	2,336
COVID-19 costs	217	12
Certain Items Impacting Total Other Income (Expense):
Interest component of certain items	517	446
Other (income) expense, net	—	225

Total	$1,712	$4,036

Net of tax	1,267	2,987

Diluted EPS	$0.04	$0.09

(2)

Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items as described in footnote 1.

(3)	Adjusted other operating income is defined as other operating income excluding certain items as described in footnote 1.
(4)	Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items as described in footnote 1.
(5)

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.

(6)

Adjusted EBITDA, adjusted other operating income, adjusted net income attributable to Amedisys, Inc. and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measures calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.